EXHIBIT 15

Morgan Stanley
1585 Broadway
New York, New York 10036

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of February 29, 2008 and for the three-month periods ended February 29, 2008 and February 28, 2007, and have issued our report dated April 7, 2008 (which report included an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)”).  As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2008 and for the three-month and six-month periods ended May 31, 2008 and 2007, and have issued our report dated July 8, 2008 (which report included an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)”).  As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We have also reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of August 31, 2008 and for the three-month and nine-month periods ended August 31, 2008 and 2007, and have issued our report dated October 8, 2008 (which report included an explanatory paragraph, in fiscal 2005, concerning the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and, effective December 1, 2005, the change in accounting policy for recognition of equity awards granted to retirement-eligible employees and, an explanatory paragraph, in fiscal 2006, concerning the application of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” and, an explanatory paragraph, in fiscal 2007, concerning the adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and

132(R)”).  As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which are included in your quarterly report on Form 10 Q for the quarters ending February 29, 2008, May 31, 2008, and August 31, 2008, are incorporated by reference in this Registration Statement on Form S-3.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 23, 2008